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                                                           EXHIBIT 22



                             PARENTS AND SUBSIDIARIES


    There are no parents of the Company. There is no subsidiary for which separate financial statements are filed. The following list includes the Company and its subsidiaries, all of which are included, in the consolidated financial statements.

                                  State or                 Percentage of
                                  Country of               Voting Securities
Name                              Incorporation            Owned by the Company
Oneida Ltd.                       New York

Oneida Canada, Limited            Canada                        100

Buffalo China, Inc.               New York                      93

THC Systems, Inc.                 New York                      100

Kenwood Silver Company, Inc.      New York                      100

Oneida Mexicana, S.A. de C.V.     Mexico                        100

Oneida Distribution
Services, Inc.                    New York                      100

Oneida International, Inc.        Delaware                      80